Exhibit 99.1

November 16, 2017

Community Choice Financial Inc. Scheduled Third Quarter 2017 Earnings Release

Dublin, OH, November 16, 2017 – Community Choice Financial Inc. (“CCFI”) filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 with the Securities and Exchange Commission on Monday, November 13, 2017, and on the same date announced the date and time of the conference call to discuss its earnings release. The conference call held Thursday, November 16, 2017, at 1:00 p.m. (ET) to discuss the results for the quarter was disrupted due to technically difficulty by the conference call service provider, West Unified Communications Services. As a result of this disruption, participants were unable to access the call. CCFI will make the earnings release transcript available to the public by posting the transcript on its website, www.ccfi.com. We apologize for the inconvenience.

Financials are publicly available at www.sec.gov

About Community Choice Financial Inc.

Community Choice Financial Inc. is a leading retailer of financial services to unbanked and underbanked consumers through a network of 501 retail storefronts across 12 states and are licensed to deliver similar financial services over the internet in 31 states.  CCFI focuses on providing consumers with a wide range of convenient financial products and services to help them manage their day-to-day financial needs including consumer loans, check cashing, prepaid debit cards, money transfers, bill payments, and money orders.   Please visit www.ccfi.com for more information.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance (including, but not limited to, CCFI’s ability to execute its long-term strategy and to manage operational efficiencies across its national footprint), our business strategy, and expected developments in our industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.

SOURCE Community Choice Financial Inc.